Exhibit 10.1

TENTH AGREEMENT OF AMENDMENT AND WAIVER TO REVOLVING LOAN AND SECURITY AGREEMENT

This Tenth Agreement of Amendment to Revolving Loan and Security Agreement and Other Documents (this "Amendment") shall be dated and effective as of April 13, 2017 and is by and between STERLING NATIONAL BANK, having an office at 489 Fifth Avenue, New York, New York 10017 ("Sterling"), and any other entity becoming a lender pursuant to the Loan Agreement (as hereinafter defined) are individually referred to as a "Lender" and collectively referred to as the "Lenders", and Sterling as the agent for the Lenders as well as acting for the benefit of the Lenders (the "Agent"), and SPAR GROUP, INC., a Delaware corporation, SPAR ASSEMBLY & INSTALLATION, INC. (F/K/A SPAR NATIONAL ASSEMBLY SERVICES, INC.), a Nevada corporation, SPAR GROUP INTERNATIONAL, INC., a Nevada corporation, SPAR ACQUISITION, INC., a Nevada corporation, SPAR TRADEMARKS, INC., a Nevada corporation, SPAR MARKETING FORCE, INC., a Nevada corporation, SPAR CANADA, INC., a Nevada corporation and SPAR CANADA COMPANY, an unlimited liability company incorporated in the Province of Nova Scotia, Canada (either separately, jointly, or jointly and severally, collectively, the "Borrowers"), each having an address at 333 Westchester Avenue, South Building, Suite 204, White Plains, New York 10604.

WHEREAS, the Borrowers have executed and delivered or have become parties to, as applicable, a certain Secured Revolving Loan Note dated July 6, 2010 in the original principal amount of Five Million and 00/100 Dollars ($5,000,000.00), payable to the order of the Agent, as same was subsequently increased to Six Million Five Hundred Thousand Dollars ($6,500,000.00) and as same was subsequently further increased to Seven Million Five Hundred Thousand and 00/100 Dollars ($7,500,000.000) as evidenced by a certain Amended and Restated Secured Revolving Loan Note dated July 1, 2014, as same was subsequently modified as evidenced by a certain Amended and Restated Secured Revolving Loan Note dated as of September 28, 2015 and as same was subsequently temporarily increased to Nine Million and 00/100 Dollars (9,000,000.00) as evidenced by a certain Amended and Restated Secured Revolving Loan Note dated as of December 22, 2016 and as same (and Sterling’s Commitment to make revolving loan advances) was permanently increased to Nine Million and 00/100 Dollars ($9,000,000.00) pursuant to an Amended and Restated Secured Revolving Loan Note dated as of March 3, 2017 in the original principal amount of Nine Million and 00/100 Dollars ($9,000,000.00) issued by the Borrowers to Sterling (collectively, the "Note");

WHEREAS, in connection with the execution and delivery of the Note and to secure payment and performance of the Note and other obligations of the Borrowers to the Agent, the Agent and the Borrowers have executed or become parties to, as applicable, a certain Revolving Loan and Security Agreement effective July 6, 2010, as same has been amended from time to time and as same is hereby further amended pursuant to the terms of this Amendment (collectively, the "Loan Agreement");

WHEREAS, in addition to the Note and the Loan Agreement, the Borrowers and the Agent have executed and/or delivered certain other collateral agreements, certificates and instruments perfecting or otherwise relating to the security interests created, which together with the Note and the Loan Agreement are hereinafter individually referred to as a "Loan Document" and collectively referred to as the "Loan Documents";

WHEREAS, the Borrowers have requested that the Agent modify and waive compliance with certain provisions of the Loan Agreement to which the Agent has agreed provided the Borrowers enter into this Amendment;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which being hereby acknowledged, the Agent and the Borrowers hereby agree as follows:

1.      Capitalized terms not defined herein shall have the meaning set forth in the Loan Agreement.

2.     Section 7.19 of the Loan Agreement is hereby amended to read in its entirety as follows:

"The Borrower is not to cause or permit its combined Fixed Charge Coverage Ratio to be less than 1.5 to 1.0 as of the last day of each fiscal quarter for the twelve month period then ended. The term "Fixed Charge Coverage Ratio" is to be determined for the Borrower on a combined basis in accordance with GAAP and means and includes with respect to any fiscal period the ratio of (a) (i) EBITDA of the Borrower on a combined basis, minus (ii) Non-Financed Capital Expenditures made by the Borrower on a combined basis during such period (including, with limitation, expenditures for software) to (b) the Fixed Charges of the Borrower on a combined basis during such period. "EBITDA" means (on a combined basis for the Borrower) for the applicable period the sum of (i) earnings of Borrower on a combined basis before interest and taxes for such period plus (ii) depreciation expense of Borrower on a combined basis for such period, plus (iii) amortization expenses of Borrower on a combined basis for such period, plus (iv) non-cash stock compensation on a combined basis for such period, plus (v) cash received during such period by Borrower from Foreign Subsidiaries as recorded through intercompany, less (vi) other income and/or expense of Borrower on a combined basis for such period related to extraordinary litigation, less (vii) allocation of Borrower expenses during such period to the Foreign Subsidiaries as recorded through intercompany. For the fourth quarter ending December 31, 2016 and the first and second quarters ending March 31, 2017 and June 30, 2017 only, extraordinary one time charges in the aggregate amount of $571,000 shall be added back to EBIDTA. In addition, for fourth quarter ending December 31, 2016 and the first three quarters ending March 31, 2017, June 30, 2017 and September 30, 2017, the $325,000 of one-time expenses related to the change from cash accounting to accrual accounting for the recording of rebates paid to Family Dollar Stores shall also be added back to EBITDA. "Non-Financed Capital Expenditures" means capital expenditures by Borrower on a combined basis during the applicable period not financed with proceed of purchase money financing permitted in Section 7.4. "Fixed Charge" means the sum (without duplication) for the Borrower on a combined basis during the applicable period of (i) all interest payments made on the Revolving Loan hereunder, plus (ii) all dividends or other distributions to stockholders and other payments made or paid with respect to any indebtedness for money borrowed (excluding the principal amount of Revolving Advances but including all payments made on capitalized leases) during such period, plus (iii) income or franchise taxes paid in cash during such period, plus (iv) all capital contributions and/or loans made by any Borrower to any Foreign Subsidiary during such period which are otherwise permitted by this Agreement."

3.     The Bank hereby waives compliance with Section 7.19 (the Fixed Charge Coverage Ratio) for the twelve (12) month period ending December 31, 2016.

4.      The Borrowers hereby represent and warrant to the Agent that:

(a)     Each and every of the representations and warranties set forth in the Loan Agreement and the other Loan Documents are true in all material respects as of the date hereof and with the same effect as though made on the date hereof (except as and to the extent limited to reference dates), and are hereby incorporated herein in full by reference as if fully restated herein in its entirety;

(b)     No Default or event of Default and no event or condition which, with the giving of notice or lapse of time or both, would constitute such a default or event of Default, now exists or would exist under any Loan Document after giving effect hereto;

(c)     There are no defenses or offsets to its outstanding obligations under the Loan Agreement or any of the other Loan Documents executed in connection therewith, and if any such defenses or offsets exist without the knowledge of the Borrowers, the same are hereby waived;

(d)     The Borrowers are not subject to any legal or contractual restrictions on their ability to enter into this Amendment;

(e)      The individual(s) executing this Amendment on behalf of the Borrowers has the requisite power and authority to execute and deliver this Amendment and that all action necessary to authorize the execution, delivery and performance of this Amendment has been duly taken, and this Amendment is being duly executed and delivered by the officer or other representative authorized to execute and deliver this Amendment; and

(f)     As of the date hereof, the Borrowers are each duly formed, validly existing, and in good standing under the laws of the jurisdiction of its formation and each is duly qualified as a foreign corporation or unlimited liability company, as applicable, and in good standing under the laws of each other jurisdiction in which such qualification is required.

5.     It is expressly understood and agreed that all collateral security for the extensions of credit set forth in the Loan Agreement is and shall continue to be collateral security for all extensions of credit provided under the Loan Agreement as herein amended. Without limiting the generality of the foregoing, the Borrowers hereby absolutely and unconditionally confirm that each document and instrument executed by the Borrowers pursuant to the Loan Agreement continues in full force and effect, is hereby ratified and confirmed and is and shall continue to be applicable to the Loan Agreement (as herein amended).

6.     The amendments and waiver set forth herein is limited precisely as written and shall not be deemed to (a) be a consent to or a waiver of any other term or condition of the Loan Agreement, the Loan Documents or any of the documents referred to therein, or (b) prejudice any right or rights which the Agent may now have or may have in the future under or in connection with the Loan Agreement, the Loan Documents or any documents referred to therein, as amended. Whenever the Loan Agreement is referred to in the Loan Agreement, the Loan Documents or any of the instruments, agreements or other documents or papers executed and delivered in connection therewith, it shall be deemed to mean the Loan Agreement and other Loan Documents as amended hereby.

7.     The Borrowers agree to sign, deliver and file any additional documents and take any other actions that may reasonably be required by the Agent including, but not limited to, affidavits, resolutions, or certificates for the full and complete consummation of the matters covered by this Amendment.

8.     This Amendment is binding upon, inures to the benefit of, and is enforceable by, the heirs, personal representatives, successors and assigns of the parties hereto. This Amendment is not assignable by the Borrowers without the prior written consent of the Agent, provided, however, that this Amendment shall be deemed to be assigned with any assignment of the Loan Agreement consented to by the Agent.

9.     To the extent that any provision of this Amendment is determined by any court or legislature to be invalid or unenforceable in whole or in part either in a particular case or in all cases, such provision or part thereof is to be deemed surplusage. If that occurs, it shall not have the effect of rendering any other provision of this Amendment invalid or unenforceable and this Amendment is to be construed and enforced as if such invalid or unenforceable provision or part thereof were omitted.

10.     This Amendment may only be changed or amended by a written agreement signed by all of the parties. By execution of this Amendment, the Agent is not to be deemed to consent to any future renewal, extension or amendment of the Revolving Loan or the Loan Documents.

11.     This Amendment may be executed in one or more counterparts, each of which shall be deemed an original. Said counterparts shall constitute but one and the same instrument and shall be binding upon each of the undersigned individually as fully and completely as if all had signed but one instrument.

12.      This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of New York without giving effect to New York’s conflict of laws principles that would defer to the substantive laws of any other jurisdiction.

13.     The parties to this Amendment acknowledge that each has had the opportunity to consult independent counsel of their own choice, and that each has relied upon such counsel’s advice concerning this Amendment, the enforceability and interpretation of the terms contained in this Amendment and the consummation of the transaction and matters covered by this Amendment. The parties to this Amendment agree that, when interpreting this Amendment, there shall be no presumption against the Agent on account of the fact that the Agent is the party causing the drafting of this Amendment.

14.     The obligation of the Agent to enter into this Amendment is subject to the following:

(a)     Receipt by the Agent of a fully executed counterpart of this Amendment from the Borrowers;

(b)     Payment to the Agent of an amendment and waiver fee in the amount of $5,000.00; and

(c)     The Agent shall have received such other documents or information as it may reasonably request.

In addition to the foregoing, the Borrowers agree that they shall be obligated for the payment of the Agent’s reasonable legal fees incurred in connection with the preparation of this Amendment.

(REMAINDER OF PAGE INTENTIONALLY LEFT BLANK)

The undersigned have caused this Amendment to be executed as of the day and year first above written.

STERLING NATIONAL BANK

By: ___________________________

Name:

Title:

SPAR GROUP, INC.

By: ___________________________

Name: James R. Segreto

Title:   Chief Financial Officer,

            Treasurer and Secretary

SPAR ASSEMBLY & INSTALLATION, INC.

By: ___________________________

Name: James R. Segreto

Title:   Chief Financial Officer,

            Treasurer and Secretary

SPAR GROUP INTERNATIONAL, INC.

By: ___________________________

Name: James R. Segreto

Title:   Chief Financial Officer,

            Treasurer and Secretary

SPAR ACQUISITION, INC.

By: ___________________________

Name: James R. Segreto

Title:   Chief Financial Officer,

            Treasurer and Secretary

SPAR TRADEMARKS, INC.

By: ___________________________

Name: James R. Segreto

Title:   Chief Financial Officer,

            Treasurer and Secretary

-Signatures Continued on Following Page-

SPAR MARKETING FORCE, INC.

By: ___________________________

Name: James R. Segreto

Title:   Chief Financial Officer,

            Treasurer and Secretary

SPAR CANADA, INC.

By: ___________________________

Name: James R. Segreto

Title:   Chief Financial Officer,

            Treasurer and Secretary

SPAR CANADA COMPANY

By: ___________________________

Name: James R. Segreto

Title:   Chief Financial Officer,

            Treasurer and Secretary